Exhibit 10-d

                     SUPPLEMENTAL RETIREMENT INCOME PLAN

                                                   Effective:  January 1, 1984
                                         Revisions Effective:  October 1, 2000

                     SUPPLEMENTAL RETIREMENT INCOME PLAN

                              TABLE OF CONTENTS

      Section                                                      Page
      1.    Purpose                                                 1
      2.    Definitions                                             1
      3.    Plan ("SRIP") Benefits                                  5
            3.1   Termination of Employment/Vesting                 5
            3.2   Disability                                        7
            3.3   Benefit Payout Alternatives                       7
      4.    Death Benefits                                          10
            4.1   Death                                             10
            4.2   Disability                                        10
            4.3   Termination of Employment                         11
      5.    Payment                                                 11
            5.1   Commencement of Payments                          11
            5.2   Withholding; Unemployment Taxes                   11
            5.3   Recipients of Payments; Designation of            11
                    Beneficiary
            5.4   Additional Benefit                                11
            5.5   No Other Benefits                                 12
            5.6   Small Benefit                                     12
            5.7   Special Increases                                 12
      6.    Conditions Related to Benefits                          14
            6.1   Administration of Plan                            14
            6.2   No Right to SBC Assets                            14
            6.3   Trust Fund                                        14
            6.4   No Employment Rights                              14
            6.5   Modification or Termination of Plan               15
            6.6   Offset                                            16
            6.7   Change in Status                                  16
      7.    Miscellaneous                                           16
            7.1   Nonassignability                                  16
            7.2   Non-Competition                                   16
            7.3   Notice                                            17
            7.4   Validity                                          18
            7.5   Applicable Law                                    18
            7.6   Plan Provisions in Effect Upon                    18
                    Termination of Employment
      Attachment (Agreement)

                     SUPPLEMENTAL RETIREMENT INCOME PLAN

1.    Purpose.  The purpose of the Supplemental Retirement Income Plan
("Plan") is to provide Eligible Employees with retirement benefits to supplement benefits payable pursuant to SBC's qualified group pension plans.

2.    Definitions.  For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      Administrative Committee.  "Administrative Committee" means a Committee consisting of the Senior Executive Vice President-Human Resources and
      two or more other members designated by the Senior Executive Vice
      President-Human Resources who shall administer the Plan.

      Agreement.  "Agreement" means the written agreement (substantially in the form attached to this Plan) that shall be entered into between SBC by the Senior Executive Vice President-Human Resources and a
      Participant to carry out the Plan with respect to such Participant.
      Entry into a new Agreement shall not be required upon amendment of the
      Plan or upon an increase in a Participant's Retirement Percent (which increase shall nevertheless be utilized to determine the Participant's benefits hereunder even though not reflected in the Participant's
      Agreement), except entry into a new Agreement shall be required in the case of an amendment which alters, to the detriment of a Participant, the benefits described in this Plan as applicable to such Participant
      (See Section 6.5).  Such new Agreement shall operate as the written consent required by Section 6.5 of the Participant to such amendment.

      Beneficiary.  "Beneficiary" shall mean any beneficiary or beneficiaries designated by the Eligible Employee pursuant to the SBC Rules for
      Employee Beneficiary Designations as may hereafter be amended from time-to-time ("Rules").

      Chairman.  "Chairman" shall mean the Chairman of the Board of SBC
      Communications Inc.

      Disability.  "Disability" means any Termination of Employment prior to being Retirement Eligible that the Administrative Committee, in its complete and sole discretion, determines is by reason of a
      Participant's total and permanent disability.  The Administrative
      Committee may require that the Participant submit to an examination by a competent physician or medical clinic selected by the Administrative
      Committee.  On the basis of such medical evidence, the determination of the Administrative Committee as to whether or not a condition of total and permanent disability exists shall be conclusive.

      Earnings.  "Earnings" means for a given calendar year the
      Participant's: (1) bonus made as a short term award during the calendar year but not exceeding 200% of the target amount of such bonus (or such other portion of the bonus as may be determined by the Human Resources
      Committee of the Board of SBC), plus (2) base salary before reduction due to any contribution pursuant to any deferred compensation plan or agreement provided by SBC, including but not limited to compensation deferred in accordance with Section 401(k) of the Internal Revenue Code.

      Eligible Employee.  "Eligible Employee" means an Officer or a non-Officer employee of any SBC company who is designated by the
      Chairman as eligible to participate in the Plan.  Effective on and after July 1, 1994, only an Officer may become an Eligible Employee.

      Final Average Earnings.  "Final Average Earnings" means the average of the Participant's Monthly Earnings for the thirty-six (36) consecutive months out of the one hundred twenty (120) months next preceding the
      Participant's Termination of Employment which yields the highest average earnings.  If the Participant has fewer than thirty-six (36)
      months of employment, the average shall be taken over his or her period of employment.

      Immediate Annuity Value.  "Immediate Annuity Value" means the annual amount of annuity payments that would be paid out of a plan on a single life annuity basis if payment of the plan's benefit was commenced immediately upon Termination of Employment, notwithstanding the form of payment of the plan's benefit actually made to the Participant (i.e., joint and survivor annuity, lump sum, etc.) and notwithstanding the actual commencement date of the payment of such benefit.

      Mid-Career Hire.  "Mid-Career Hire" means an individual hired or rehired at age 35 or older (i) into a position eligible for benefits under this Plan or (ii) who is subsequently promoted to a position eligible for benefits under this Plan.

      Monthly Earnings.  "Monthly Earnings" means one-twelfth (1/12) of
      Earnings.

      Officer.  "Officer" shall mean an individual who is designated by the
      Chairman as eligible to participate in the Plan who is an elected officer of SBC or of any SBC subsidiary (direct or indirect).

      Participant.  A "Participant" means an Eligible Employee who has entered into an Agreement to Participate in the Plan.

      Retirement.  "Retirement" shall mean the Termination of Employment of an Eligible Employee for reasons other than death, on or after the earlier of the following dates:  (1) the date the Eligible Employee is
      Retirement Eligible or (2) the date the Eligible Employee has attained one of the following combinations of age and service at Termination of
      Employment on or after April 1, 1997, except as otherwise indicated
      below:

            Net Credited Service       Age

            10 years or more        65 or older
            20 years or more        55 or older
            25 years or more        50 or older
            30 years or more        Any age

      With respect to an Eligible Employee who is granted an EMP Service
      Pension under and pursuant to the provisions of the SBC Pension Benefit
      Plan - Nonbargained Program ("SBCPBP") upon Termination of Employment, the term "Retirement" shall include such Eligible Employee's
      Termination of Employment.

      Retirement Eligible.  "Retirement Eligible" or "Retirement Eligibility"
      means that a Participant has attained age 55; provided, however, if (1)
      the Participant is, or has been within the one year period immediately preceding the relevant date, an Officer with 30 or more Years of
      Service and has not attained age 55, or 2) the Participant has 15 or more Years of Service and has not attained age 55 and is, or has been within the one year period immediately preceding the relevant date, the
      Chairman or a Direct Reporting Officer as such term is defined in SBC's
      Schedule of Authorizations, he shall nevertheless be deemed to be
      Retirement Eligible.  Note:  Any reference in any other SBC plan to a person being eligible to retire with an immediate pension pursuant to the SBC Supplemental Retirement Income Plan shall be interpreted as having the same meaning as the term Retirement Eligible.

      Retirement Percent.  "Retirement Percent" means the percent specified in the Agreement with the Participant which establishes a Target
      Retirement Benefit (see Section 3.1) as a percentage of Final Average
      Earnings.

      SBC.  "SBC" means SBC Communications Inc.

      Service Factor.  "Service Factor" means, unless otherwise agreed in writing by the Participant and SBC, either (a) a deduction of 1.43 percent, or .715 percent for Mid-Career Hires, multiplied by the number by which (i) thirty-five (or thirty in the case of an Officer) exceeds
      (ii) the number of Years of Service of the Participant, or (b) a credit of 0.71 percent multiplied by the number by which (i) the number of
      Years of Service of the Participant exceeds (ii) thirty-five (or thirty in the case of an Officer).  For purposes of the above computation, a deduction shall result in the Service Factor being subtracted from the
      Retirement Percent whereas a credit shall result in the Service Factor being added to the Retirement Percent.

      Termination of Employment.  "Termination of Employment" means the ceasing of the Participant's employment from the SBC controlled group of companies for any reason whatsoever, whether voluntarily or involuntarily.

      Year.  A "Year" is a period of twelve (12) consecutive calendar months.

      Year of Service. "Year of Service" means each complete Year of continuous, full-time service as an employee beginning on the date when a Participant first began such continuous employment with any SBC company and on each anniversary of such date, including service prior to the adoption of this Plan.

3.    Plan ("SRIP") Benefits

      3.1.  Termination of Employment/Vesting.  With respect to (1) a person who becomes a Participant prior to January 1, 1998, or (2) a person who prior to January 1, 1998 is an officer of a Pacific
            Telesis Group ("PTG") company and becomes a Participant after
            January 1, 1998, upon such a Participant's Termination of
            Employment, SBC shall pay to such Participant a monthly SRIP
            Benefit in accordance with Section 3.3.  The amount of such monthly SRIP Benefit is calculated as follows:

                    Final Average Earnings
                 x  Revised Retirement Percentage
                 =  Target Retirement Benefit
                 -  Immediate Annuity Value of any SBC/PTG Qualified Pensions
                 -  Immediate Annuity Value of any other SBC/PTG Non-Qualified
                      Pensions other than SRIP
                 =  Target Benefit
                 -  Age Discount
                 =  SRIP Benefit immediately payable upon Termination of
                      Employment

            With respect to a person who is appointed an Officer and becomes a Participant on or after January 1, 1998, upon such a
            Participant's Termination of Employment, SBC shall pay to such
            Participant a monthly SRIP Benefit in accordance with Section
            3.3.  The amount of such monthly SRIP Benefit is calculated as follows:

                 Final Average Earnings
                 x  Revised Retirement Percentage
                 =  Target Retirement Benefit
                 -   Age Discount
                 =  Discounted Target Benefit
                 -  Immediate Annuity Value of any SBC/PTG Qualified Pensions
                 -  Immediate Annuity Value of any SBC/PTG Non-Qualified
                       Pensions, other than SRIP
                 =   SRIP Benefit immediately payable upon Termination of
                       Employment

            Where in both of the above cases the following apply:

            (a)  Revised Retirement Percentage = Retirement Percent + Service
                 Factor

            (b)  For purposes of determining the Service Factor, the
                 Participant's actual Years of Service as of the date of
                 Termination of Employment, to the day, shall be used.

            (c)  For purposes of determining the Final Average Earnings, the
                 Participant's Earnings history as of the date of Termination of Employment shall be used.

            (d)  Age Discount means the Participant's SRIP Benefit shall be decreased by five-tenths of one percent (.5%) for each month that the date of the commencement of payment precedes the
                 date on which the Participant will attain age 60.

                 Notwithstanding the foregoing, if at the time of Termination of Employment the Participant (1) is, or has been within the one year period immediately preceding Participant's
                 Termination of Employment, an Officer with 30 or more years of Service or (2) has 15 or more Years of Service and is, or has been within the one year period immediately preceding
                 Participant's Termination of Employment, the Chairman or a
                 Direct Reporting Officer, such Participant's Age Discount
                 shall be zero.

            Except to true up for an actual short term award paid following
            Termination of Employment, there shall be no recalculation of a
            Participant's monthly SRIP Benefit following Participant's
            Termination of Employment.

            If a Participant who has commenced payment of his or her SRIP
            Benefit dies, his or her Beneficiary shall be entitled to receive the remaining installments of such SRIP Benefit, if any, which are payable in accordance with Section 3.3.  If a Participant dies while in active service, Section 4 shall apply.

            Notwithstanding any other provision of this Plan, upon any
            Termination of Employment of the Participant for a reason other than death or Disability, SBC shall have no obligation to the
            Participant under this Plan if the Participant has less than 5
            Years of Service at the time of Termination of Employment.

      3.2   Disability.  Upon a Participant's Disability and application for benefits under the Social Security Act as now in effect or as hereinafter amended, the Participant will continue to accrue
            Years of Service during his or her Disability until the earliest of his or her:

            (a)   Recovery from Disability,

            (b)   Retirement, or

            (c)   Death.

            Upon the occurrence of either (a) Participant's recovery from
            Disability prior to his or her Retirement Eligibility if
            Participant does not return to employment, or (b) Participant's
            Retirement, the Participant shall be entitled to receive a SRIP
            Benefit in accordance with Section 3.1.

            For purposes of calculating the foregoing benefit, the
            Participant's Final Average Earnings shall be determined using his or her Earnings history as of the date of his or her
            Disability.

            If a Participant who continues to have a Disability dies prior to his or her Retirement Eligibility, the Participant will be treated in the same manner as if he or she had died while in employment (See Section 4.1).

      3.3   Benefit Payout Alternatives.  The normal form of a Participant's benefits hereunder shall be a Life with 10-Year Certain Benefit as described in Section 3.3(a).  However, a Participant may elect in his or her Agreement to convert his or her benefits hereunder, into one of the Alternative Benefits described in Section 3.3(b)
            and (c).

            (a)   Life with a 10-Year Certain Benefit.  An annuity payable
                  during the longer of (i) the life of the Participant or
                  (ii) the 10-year period commencing on the date of the first payment and ending on the day next preceding the tenth
                  anniversary of such date (the "Life With 10-Year Certain
                  Benefit").  If a Participant who is receiving a Life with
                  10-Year Certain Benefit dies prior to the expiration of the
                  10-year period described in this Section 3.3(a), the
                  Participant's Beneficiary shall be entitled to receive the remaining Life With 10-Year Certain Benefit installments
                  which would have been paid to the Participant had the
                  Participant survived for the entire such 10-year period.

            (b)   Joint and 100% Survivor Benefit.  A joint and one hundred
                  percent (100%) survivor annuity payable for life to the
                  Participant and at his or her death to his or her
                  Beneficiary, in an amount equal to one hundred percent
                  (100%) of the amount payable during the Participant's life, for life (the "Joint and 100% Survivor Benefit").

            (c)   Joint and 50% Survivor Benefit.  A joint and fifty percent
                  (50%) survivor annuity payable for life to the Participant and at his or her death to his or her Beneficiary, in an
                  amount equal to fifty percent (50%) of the amount payable
                  during the Participant's life, for life (the "Joint and 50%
                  Survivor Benefit").

            The Benefit Payout Alternatives described in Section 3.3(b) and
            3.3(c) shall be the actuarially determined equivalent (as
            determined by the Administrative Committee in its complete and sole discretion) of the Life With 10-Year Certain Benefit that is converted by such election.

            Any election made pursuant to this Section 3.3 shall be made in the Participant's Agreement and once made shall be irrevocable.
            Notwithstanding the foregoing, a Participant may elect in his or her Agreement to defer the time by which he or she is required to elect one of the foregoing forms of Benefit Payout Alternatives.
            Any such deferred election must be made by the Participant in writing to the Administrative Committee no later than the last day of the calendar year preceding the calendar year in which
            Participant's Retirement takes place or other benefit payment under this Plan commences.

            If a Participant's Agreement fails to show an election of a
            Benefit Payout Alternative, or if the Participant having chosen to defer his or her benefit election, fails to make a timely election of benefits, such Participant's form of benefit shall be the Life With 10-Year Certain Benefit which is described in
            Section 3.3(a).

            Notwithstanding the foregoing, in the event of the death of a designated annuitant during the life of the Participant, the
            Participant's election to have a Benefit Payout Alternative described in Section 3.3(b) or 3.3(c) shall be deemed to be revoked, in which event, subject to the conditions and
            limitations specified in the immediately preceding paragraph, or within the ninety-day period following the death of the annuitant if such period would end later than the time allowed for an election by the immediately preceding paragraph, the Participant may elect to have his or her benefit, or remaining benefit, under the Plan, as the case may be, paid in any of the forms described in this Section 3.3.  In the event the Participant's designated annuitant predeceases the Participant and the Participant fails to make a timely election in accordance with the provisions of the immediately preceding sentence, the Participant's benefit, or remaining benefit, as the case may be, shall be paid or
            reinstated, as the case may be, in the form of a Life With
            10-Year Certain Benefit as described in Section 3.3(a).  Any conversion of benefit from one form to another pursuant to the provisions of this paragraph shall be subject to actuarial adjustment (as determined by the Administrative Committee in its complete and sole discretion) such that the Participant's new benefit is the actuarial equivalent of the Participant's
            remaining prior form of benefit.  Payments pursuant to
            Participant's new form of benefit shall be effective commencing with the first monthly payment for the month following the death of the annuitant.

            Notwithstanding any other provision of this Plan to the contrary, payment in the form of a Benefit Payout Alternative described in
            Section 3.3(b) or 3.3(c), with a survivor annuity for the benefit of the Participant's spouse as Beneficiary, may be waived by the annuitant with the consent of the Participant in the event of the divorce (or legal separation) of said annuitant from said
            Participant.  In such event, the Participant's benefit shall be reinstated to the remainder of the Life with 10-Year Certain
            Benefit as described in Section 3.3(a) (i.e., the 10-Year period as described in Section 3.3(a) shall be the same 10-year period as if such form of benefit was the form of benefit originally selected and the expiration date of such period shall not be extended beyond its original expiration date) effective
            commencing with the first monthly payment following receipt of the waiver and Participant consent in a form acceptable to the
            Administrative Committee.  A waiver of the type described in this paragraph shall be irrevocable.

4.    Death Benefits

      4.1   Death.  If a Participant dies prior to his or her Retirement, a pre-retirement death benefit will be calculated and paid as though the Participant had retired on the day prior to the date of death.  Notwithstanding the provisions of Section 3.3, if a
            Participant's Agreement fails to show an election of a Benefit
            Payout Alternative, or if the Participant, having chosen to defer his benefit election, failed to make a timely election of
            benefits prior to his death, the form of the pre-retirement death benefit shall, at the option of the Participant's Beneficiary, be either the Life With 10-Year Certain Benefit form of the
            Participant's benefit or a Beneficiary Life Annuity (as such term is hereinafter described) based on the life expectancy of the
            Beneficiary.  If paid as a Beneficiary Life Annuity based on the
            Life of the Beneficiary, such benefit shall be the actuarially determined equivalent (as determined by the Administrative
            Committee in its complete and sole discretion) of the Life With
            10-Year Certain Benefit; provided, however, should the
            Beneficiary die prior to the payment to the Beneficiary of the total dollar amount of the Life with 10-Year Certain Benefit, the remaining dollar balance of such Life With 10-Year Certain
            Benefit shall be paid in accordance with the Participant's beneficiary designation and the Rules at the same monthly rate of payment as would have been the monthly payment pursuant to the
            10-year payment schedule had the Life With 10-Year Certain
            Benefit been selected.

      4.2   Disability.  In the event that a Participant terminates
            employment prior to Retirement by reason of a Disability that entitles the Participant to continue to accrue Years of Service until Retirement Eligibility pursuant to Section 3.2 and
            thereafter dies after attaining Retirement Eligibility, the
            Employer shall pay to the Participant's Beneficiary the Death
            Benefit specified in Section 4.1 based on the Participant's
            Monthly Earnings for the twelve (12) months preceding his or her
            Disability.  No death benefit shall be payable if the Participant dies prior to attaining Retirement Eligibility.

      4.3   Termination of Employment.  If a Participant terminates
            employment other than by reason of Disability prior to Retirement
            Eligibility, no death benefit shall be payable to the
            Participant's Beneficiary.

5.    Payment.

      5.1   Commencement of Payments.  Commencement of payments under this
            Plan shall begin not later than sixty (60) days following the occurrence of an event with entitles a Participant (or a
            Beneficiary) to payments under this Plan.

      5.2   Withholding; Unemployment Taxes.  To the extent required by the law in effect at the time payments are made, any taxes required to be withheld by the Federal or any state or local government shall be withheld from payments made hereunder.

      5.3   Recipients of Payments; Designation of Beneficiary.  All payments to be made under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made to the Participant's Beneficiary or
            Beneficiaries.

            In the event of the death of a Participant,
            distributions/benefits under this Plan shall pass to the
            Beneficiary (ies) designated by the Participant in accordance with the Rules.

      5.4   Additional Benefit.  The reduction of any benefits payable under the SBC Pension Benefit Plan ("SBCPBP"), which results from participation in the SBC Senior Management Deferred Compensation
            Program of 1988, will be restored under this Plan.

      5.5   No Other Benefits. No benefits shall be paid hereunder to the
            Participant or his or her Beneficiary except as specifically provided herein.

      5.6   Small Benefit.  Notwithstanding any election made by the
            Participant, the Administrative Committee in its sole discretion may pay any benefit in the form of a lump sum payment if the lump sum equivalent amount is or would be less than $10,000 when payment of such benefit would otherwise commence.

      5.7   Special Increases.

            5.7.1 1990 Special Increase.  Notwithstanding any other provision of this Plan to the contrary:

                  (a)   Effective July 1, 1990, the monthly pension benefit
                        amount then being paid hereunder to a retired
                        Participant whose Plan payments began before January
                        1990 shall be increased by 1/30 of 5.0% for each
                        month from and including January 1988 or the month in
                        which said Participant's pension payments began,
                        whichever is later, through and including June 1990,
                        inclusive.

                  (b)   Effective July 1, 1990, the present and/or future
                        monthly payment hereunder of a surviving annuitant of
                        a Participant whose Plan payments began before
                        January 1990 or of a Participant who died in active
                        service before January 1990, shall be increased by
                        the same percentage as the related pension was or
                        would have been increased under the provisions of
                        Paragraph (a) of this Section 5.7.1.

            5.7.2 Enhanced Management Pension (EMP) Flow-Through For
                  Participant Receiving Other Than an SBCPBP "Cash Balance"
                  Benefit. Notwithstanding any other provision of this Plan
                  to the contrary:

                  (a)   Effective December 30, 1991, a Participant who as of
                        the date of his or her Retirement satisfies the
                        requirements for a service pension under the terms of
                        the SBCPBP as it existed prior to December 30, 1991,
                        shall have his or her SRIP Benefit determined without
                        subtracting any increase in his or her SBCPBP (or
                        successor plan) pension amount attributable to the
                        Enhanced Management Pension ("EMP") provisions
                        thereof, i.e., EMP benefits will "flow-through" to
                        the Participant; provided, however, such additional
                        benefit amounts corresponding to term of employment
                        extending beyond age 65 through application of the
                        EMP provisions shall be subtracted.

                  (b)   EMP flow-through shall not apply in the case of any
                        person who becomes an Eligible Employee after
                        December 31, 1997.

            5.7.3 1993 Special Increase and Subsequent Special Increases.
                  Notwithstanding any other provisions of this Plan to the
                  contrary:

                  (a)   Effective July 1, 1993, the monthly pension benefit
                        amount then being paid hereunder to (1) all retired
                        Participants whose Plan payments began before July 1,
                        1993, (2) then current and contingent annuitants of
                        such retired Participants who elected one of the
                        Plan's survivor annuities and (3) then current
                        annuitants of employees who before July 1, 1993 died
                        in active service shall be increased in the same
                        percentages as the SBCPBP ad hoc pension increase
                        percentages effective July 1, 1993.

                  (b)   Any time after July 1, 1993 that SBCPBP is amended to
                        provide for an ad hoc pension increase for SBCPBP
                        nonbargained participants, the same percentage
                        increase shall apply to Plan benefit amounts.

6.    Conditions Related to Benefits.

      6.1   Administration of Plan.  The Administrative Committee shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms.  The Administrative Committee shall further establish, adopt or revise such rules and regulations as it may deem
            necessary or advisable for the administration of the Plan.  All decisions of the Administrative Committee shall be final and binding unless the Board of Directors should determine otherwise.

      6.2   No Right to SBC Assets.  Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of any SBC company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which SBC, in its sole discretion, may set aside in anticipation of a liability hereunder, nor in or to any policy or policies of insurance on the life of a Participant owned by SBC.  No trust shall be created in connection with or by the execution or adoption of this Plan or any Agreement, and any benefits which become payable hereunder shall be paid from the general assets of SBC.  A Participant shall have only a
            contractual right to the amounts, if any, payable hereunder unsecured by any asset of SBC.

      6.3   Trust Fund.  SBC shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, SBC may establish one or more trusts, for the purpose of providing for the payment of such benefits.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of SBC's creditors.  To the extent any benefits provided under the Plan are actually paid from any such trust, SBC shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by SBC.

      6.4   No Employment Rights.  Nothing herein shall constitute a contract of continuing employment or in any manner obligate any SBC company to continue the service of a Participant, or obligate a
            Participant to continue in the service of any SBC company and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.

      6.5   Modification or Termination of Plan. This Plan may be modified or terminated at any time in accordance with the provisions of
            SBC's Schedule of Authorizations.  A modification may affect present and future Eligible Employees.  SBC also reserves the sole right to terminate at any time any or all Agreements.  In the event of termination of the Plan or of a Participant's
            Agreement, a Participant shall be entitled to benefits hereunder, if prior to the date of termination of the Plan or of his or her
            Agreement, such Participant has attained 5 Years of Service, in which case, regardless of the termination of the
            Plan/Participant's Agreement, such Participant shall be entitled to benefits at such time as provided in and as otherwise in accordance with the Plan and his or her Agreement, provided, however, Participant's benefit shall be computed as if
            Participant had terminated employment as of the date of
            termination of the Plan or of his or her Agreement; provided further, however, Participant's service subsequent to
            Plan/Agreement termination shall be recognized for purposes of reducing or eliminating the Age discount provided for by Section
            3.1(d).  No amendment, including an amendment to this Section
            6.5, shall be effective, without the written consent of a
            Participant, to alter, to the detriment of such Participant, the benefits described in this Plan as applicable to such Participant as of the effective date of such amendment.  For purposes of this
            Section 6.5, an alteration to the detriment of a Participant shall mean a reduction in the amount payable hereunder to a
            Participant to which such Participant would be entitled if such
            Participant terminated employment at such time, or any change in the form of benefit payable hereunder to a Participant to which such Participant would be entitled if such Participant terminated employment at such time.  Any amendment which reduces
            Participant's benefit hereunder to adjust for a change in his or her pension benefit resulting from an amendment to any
            company-sponsored defined benefit pension plan which changes the pension benefits payable to all employees, shall not require the
            Participant's consent.  Written notice of any amendment shall be given to each Participant.

      6.6   Offset.  If at the time payments or installments of payments are to be made hereunder, a Participant or his Beneficiary or both are indebted to any SBC company, then the payments remaining to be made to the Participant or his Beneficiary or both may, at the discretion of the Board of Directors, be reduced by the amount of such indebtedness; provided, however, that an election by the
            Board of Directors not to reduce any such payment or payments shall not constitute a waiver of such SBC company's claim for such indebtedness.

      6.7   Change in Status.In the event of a change in the employment status of a Participant to a status in which he is no longer an
            Eligible Employee, the Participant shall immediately cease to be eligible for any benefits under this Plan except such benefits as had previously vested.  Only Participant's Years of Service and
            Earnings history prior to the change in his employment status shall be taken into account for purposes of determining
            Participant's vested benefits hereunder.

7.    Miscellaneous.

      7.1   Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and
            non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      7.2   Non-Competition.  Notwithstanding any other provision of this
            Plan, all benefits provided under the Plan with respect to a
            Participant shall be forfeited and canceled in their entirety if the Participant, without the consent of SBC and while employed by
            SBC or any subsidiary thereof or within three (3) years after termination of such employment, engages in competition with SBC or any subsidiary thereof or with any business with which SBC or a subsidiary or affiliated company has a substantial interest
            (collectively referred to herein as "Employer business") and fails to cease and desist from engaging in said competitive activity within 120 days following receipt of written notice from
            SBC to Participant demanding that Participant cease and desist from engaging in said competitive activity.  For purposes of this
            Plan, engaging in competition with any Employer business shall mean engaging by the Participant in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business.  Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business.  However, engaging in
            competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business or that takes a position adverse to any Employer
            business.  Accordingly, benefits shall not be provided under this
            Plan if, within the time period and without the written consent specified, Participant either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business,
            regardless of the position or duties the Participant takes and regardless of whether or not the employing company, or the company that Participant becomes associated with or renders service to, is itself engaged in direct competition with an
            Employer business.

      7.3   Notice.  Any notice required or permitted to be given to the
            Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by certified mail, to the principal office of SBC, directed to the attention of the Senior
            Vice President-Human Resources.  Any notice required or permitted to be given to a Participant shall be sufficient if in writing and hand delivered, or sent by certified mail, to Participant at
            Participant's last known mailing address as reflected on the records of his or her employing company.  Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for certification.

      7.4   Validity.  In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this plan.

      7.5   Applicable Law.  This Plan shall be governed and construed in accordance with the laws of the State of Texas to the extent not preempted by the Employee Retirement Income Security Act of 1974,
            as amended, and regulations thereunder ("ERISA").

      7.6   Plan Provisions in Effect Upon Termination of Employment.  The
            Plan provisions in effect upon a Participant's termination of employment shall govern the provision of benefits to such
            Participant.  Notwithstanding the foregoing sentence, the
            benefits of a Participant whose Retirement occurred prior to
            February 1, 1989, shall be subject to the provisions of Section
            3.3 hereof.

                SUPPLEMENTAL RETIREMENT INCOME PLAN AGREEMENT

            THIS AGREEMENT is made and entered into at San Antonio, Texas as of this _____ day of _______________, by and between SBC Communications Inc.
("SBC") and __________ ("Participant").

            WHEREAS, SBC has adopted a Supplemental Retirement Income Plan
(the "Plan"); and

            WHEREAS, the Participant has been determined to be eligible to participate in the Plan; and

            WHEREAS, the Plan requires that an agreement be entered into between SBC and Participant setting out certain terms and benefits of the
Plan as they apply to the Participant;

            NOW, THEREFORE, SBC and the Participant hereby agree as follows:

            1.    The Plan is hereby incorporated into and made a part of
                  this Agreement as though set forth in full herein.  The
                  parties shall be bound by, and have the benefit of, each
                  and every provision of the Plan as set forth in the Plan.

            2.    The Participant was born on ___________, and his or her
                  present employment began on _____________,

            3.    The Participant's "Retirement Percent" which is described
                  in the Plan shall be ________ percent (__%)

            4.    Election as to Form of Benefits.  The Participant elects
                  the Benefit Payout Alternative listed below next to which
                  the Participant has subscribed his or her initials.  If no option is initialed, the Participant's form of benefit
                  under the Plan shall be the Life With 10-Year Certain
                  Benefit, which is listed under a. below:

                        a. Life with 10-Year Certain Benefit described in
                  Section 3.3(a) of the Plan.

                        b. Joint and 100% Survivor Benefit described in
                  Section 3.3(b) of the Plan.

                        c. Joint and 50% Survivor Benefit described in
                  Section 3.3(c) of the Plan.

                        d. The Participant elects to defer making an election
                  as to the form of benefit until no later than the
                           last day of the calendar year preceding the
                           calendar year in which the Participant's
                           Retirement takes place or SRIP benefit commences.

            This Agreement supersedes all prior Supplemental Retirement
Income Plan Agreements between SBC and Participant, and any amendments thereto, and shall inure to the benefit of, and be binding upon, SBC, its successors and assigns, and the Participant and his or her Beneficiaries.

            IN WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement on and as of the date first above written.

SBC:

By
     Senior Executive Vice President
      -Human Resources

PARTICIPANT:

By